Exhibit 99.1

Contacts:	Avid press:	Carter Holland, 978/640-3172, carter_holland@avid.com
	Avid investors:	Dean Ridlon, 978/640-5309, dean_ridlon@avid.com
	Pinnacle press:	Toni Werner, 650/237-1610, twerner@pinnaclesys.com
	Pinnacle investors:	Brooke Deterline, 650/930-3113, bdeterline@pinnaclesys.com

Avid Technology, Inc. to Acquire Pinnacle Systems, Inc.

Combination to provide Avid with immediate presence in consumer video and expand professional broadcast offerings

Tewksbury, MA, and Mountain View, CA – March 21, 2005 – Avid Technology, Inc. (NASDAQ: AVID) and Pinnacle Systems, Inc. (NASDAQ: PCLE) today announced that Avid has entered into a definitive agreement to acquire Pinnacle in a cash and stock transaction. Under the terms of the agreement, Pinnacle shareholders will receive .0869 shares of Avid stock and $1.00 in cash for each Pinnacle share. At closing, it is expected that Avid will issue approximately 6.2 million shares and pay $71.3 million in cash, for a total estimated value of $462 million based on Avid’s stock price of $62.95 at market close on Friday, March 18, 2005.  Upon completion of the transaction, the 6.2 million shares to be issued to Pinnacle’s former shareholders will represent approximately 15% of Avid’s outstanding common stock. The acquisition is subject to satisfying a number of closing conditions, including shareholder and regulatory approvals, and is expected to close in the second or third quarter of 2005.

The purchase price represents a 30% premium over Pinnacle’s closing stock price of $4.97 on March 18, 2005. Assuming a closing date of July 1, 2005, Avid expects the transaction, excluding acquisition-related charges, to be dilutive to its pro-forma earnings per share in the third quarter and accretive in the fourth quarter, resulting in full-year 2005 pro forma earnings per share of approximately $2.70 per diluted share. In 2006, Avid expects the transaction to be approximately 10 cents accretive, resulting in pro forma earnings per share of approximately $3.20 per diluted share. After payment of the cash portion of the purchase price, Avid expects its cash position to be $280-$300 million at the end of 2005.

Following the closing, the parties expect that Pinnacle’s award-winning professional products – such as the MediaStream broadcast playout server and the Deko on-air graphics system – will enhance Avid’s end-to-end broadcast production pipeline, which has helped Avid become a global leader in that industry. In addition, Pinnacle’s consumer video business – which to date has shipped more than 10 million units —

will form the basis for a new consumer video division at Avid, providing the company with an immediate avenue into that segment.

Avid president and CEO David Krall said, “We see this acquisition as the next logical step in our long-term strategy.  Just as our acquisition of M-Audio in 2004 brought us into the consumer audio business, by acquiring Pinnacle’s consumer video business, Avid will be able to tap into the next generation of video editors while they are still learning their craft. This creates a very large potential customer base for Avid’s future. At the same time, we believe that Pinnacle’s professional broadcast offerings will fit seamlessly with Avid’s business, extending our end-to-end broadcast solutions with servers and on-air graphics products. We think it would be hard to find a more complementary match for these two businesses than what this combination provides.”

Krall added: “As a result of this transaction, we expect to derive savings from a number of sources, including reducing public company expenses, combining infrastructure functions where appropriate, and providing our global sales teams with a broader portfolio of product offerings. Over the past five years, Avid has increased its profitability and shareholder value by growing our top line, expanding our gross margins, and leveraging our talent and technology across the entire company. By working with the dedicated team at Pinnacle, we’re confident that, together, we can succeed with this same strategy following the completion of the transaction.”

Pinnacle chairman and CEO Patti Hart said, “We believe that this transaction creates significant value for our shareholders and provides excellent opportunities for continued growth for the combined company.  Avid has built a strong, well-deserved reputation for efficient business management while continuing to live up to its tradition of technological innovation in the video and audio industries. By bringing our own award-winning products to the table – including Pinnacle Studio, Pinnacle Liquid Edition, and our broad array of broadcast systems – we’re confident that Pinnacle will strengthen and diversify Avid’s business. Our customers can also anticipate a richer set of offerings within an organization that will be even better positioned moving ahead. We see this as the right move for Pinnacle, and we look forward to joining the Avid family.”

The Boards of Directors of both Avid and Pinnacle have approved the definitive agreement.  Avid will seek stockholder approval of the transaction at its annual meeting, and Pinnacle will hold a special meeting of shareholders to consider approval of the transaction.  The dates of the shareholder meetings will be announced following completion of initial regulatory filings.

Conference Call

Avid and Pinnacle will hold a joint conference call and simultaneous webcast to discuss the transaction, including the estimated impact on Avid’s future results. The joint conference call will take place on March 21 at 8:30 a.m., EST, and will be open to the public. The conference call can be accessed from any U.S. or international location by dialing (913) 981-5558 and referencing confirmation code 7229543. The call and subsequent replay will also be available on the Avid and Pinnacle Web sites. To listen to the call or replay on Avid’s Web site, go to the Investors page under the Company menu at www.avid.com for complete details 10-15 minutes prior to the start of the conference call. To listen to the call or replay on Pinnacle’s Web site, go to the Investor Relations page under the About Us menu at www.pinnaclesys.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Avid plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Avid and Pinnacle plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Avid, Pinnacle, the transaction and related matters.  Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Avid and Pinnacle through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Avid by contacting Dean Ridlon, Investor Relations Director for Avid at telephone number 978.640.5309, or from Pinnacle by contacting Deborah B. Demer of Demer IR Counsel, Inc. at telephone number 925.938.2678, extension 224.

Avid and Pinnacle, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding Avid’s directors and executive officers is contained in Avid’s Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 16, 2004, which are filed with the SEC and available free of charge as indicated above. Information regarding Pinnacle’s directors and executive officers is contained in Pinnacle’s Form 10-K for the year ended June 30, 2004 and its proxy statement dated September 30, 2004, which are filed with the SEC and available free of charge as indicated above. The interests of Avid’s and Pinnacle’s respective directors and executive officers in the solicitations with respect to the transactions in particular will be more specifically set forth in the Registration Statement and the Joint Proxy Statement/Prospectus filed with the SEC, which will be available free of charge as indicated above.

About Avid Technology, Inc.

Avid Technology, Inc. is a world leader in digital nonlinear media creation, management, and distribution solutions, enabling film, video, audio, animation, games, and broadcast professionals to work more efficiently, productively, and creatively.  For more information about the company’s Oscar®, Grammy®, and Emmy® award-winning products and services, please visit: www.avid.com.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, Pinnacle Systems has received nine prestigious Emmy® Awards for its technical innovations and carries this commitment throughout all of its product lines. For more information about Pinnacle Systems products and services, please visit: www.pinnaclesys.com. Pinnacle Systems, MediaStream, Deko, Pinnacle Studio, and Pinnacle Liquid Edition are trademarks or registered trademarks of Pinnacle Systems, Inc. or its subsidiaries in the United States and other countries.

© 2005 Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer, and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid® Film Composer® system for motion picture editing. Digidesign, Avid’s audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools® digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

Some statements in this announcement may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to:  (i) the possibility that the transaction will not close or that the closing will be delayed due to antitrust regulatory review or other factors, (ii) the challenges and costs of assimilating the operations and personnel of Pinnacle; (iii) the ability to attract and retain highly qualified employees; (iv) competitive factors, including pricing pressures; (v) reaction of customers of Pinnacle and Avid and related risks of maintaining pre-existing relationships of Pinnacle; (vi) fluctuating currency exchange rates; (vii) adverse changes in general economic or market conditions, particularly in the content-creation industry; and (viii)  other one-time events and other important factors disclosed previously and from time to time in Avid’s and Pinnacle’s filings with the SEC and to be more specifically set forth in the Joint Proxy Statement/Prospectus to be filed by Avid and Pinnacle with the SEC. Avid and Pinnacle disclaim any obligation to update any forward-looking statements after the date of this release.